EXHIBIT 99

AUTHORIZATION FORM

I hereby enroll in the Southside Bancshares, Inc. Dividend Reinvestment Plan and, having read the enclosed Prospectus, I further authorize Computershare Trust Company, Inc., as the Transfer Agent to reinvest my cash dividends as designated below. This authorization is valid until I notify the Transfer Agent in writing or sell my stock and only pertains to shares held in the account listed on the reverse side of this Authorization Form.

Reinvest my Southside Bancshares, Inc. Cash Dividend as follows:

☐  Reinvest the full cash dividend in Southside Bancshares, Inc. stock

☐  Reinvest              % of cash dividend and mail a check for the remaining dividend

(Each participant will be credited with the number of shares, including fractional shares rounded to three decimals, equal to the total amount of his cash dividend to be reinvested and a quarterly statement will be provided.)

I acknowledge that I have read the Southside Bancshares, Inc. Dividend Reinvestment Plan Terms and Conditions attached to this Authorization Form and that my participation in the Southside Bancshares, Inc. Dividend Reinvestment Plan is subject to such terms and conditions.

Date:	Signature(s)

SOUTHSIDE BANCSHARES, INC.

DIVIDEND REINVESTMENT PLAN

TERMS AND CONDITIONS

Southside Bancshares, Inc., a Texas corporation (the “Corporation”), has adopted a Dividend Reinvestment Plan (the “Plan”), the terms and conditions of which are set forth below.

I.                                         PURPOSE OF THE PLAN

The purpose of the Plan is to provide the participating shareholders of the Corporation with a convenient method of reinvesting their cash dividends to purchase additional shares of Common Stock of the Corporation.

II.                                     DEFINITIONS

For the purposes of these terms and conditions, the following words or phrases shall have the meanings assigned to them below:

A.            “Authorization Form” shall mean the form or other document designated by the Transfer Agent as the required evidence of a shareholder’s election to participate in the Plan.

B.            “Common Stock” shall mean the $1.25 par value Common Stock of the Corporation.

C.            “Fair Market Value” shall mean the weighted average purchase price per share for all shares of Common Stock traded on the applicable date, to the extent known to the Corporation, and if no shares were traded on the applicable date, the weighted average price per share for all shares of Common Stock traded on the last day a trade occurred.

D.            “Investment Date” shall mean the date a cash dividend is actually paid by the Corporation.

E.             “Participant” shall mean a record holder of Common Stock of the Corporation who has elected to participate in the Plan by delivering an executed Authorization Form to the Transfer Agent.

F.             “Plan Shares” shall mean shares of Common Stock that have been purchased on behalf of a Participant under the Plan and which are held by the Transfer Agent in a custodial account.

G.            “Record Date” shall mean the date on which a person must be registered as a shareholder on the stock books of the Corporation in order to receive a dividend.

H.            “Transfer Agent” shall mean Computershare Trust Company, Inc. or its successors or assigns.

III.           ADMINISTRATION

The Plan shall be administered by the Transfer Agent.

IV.           PARTICIPATION

Subject to the provisions of Articles IV, V, XIV and XV herein, all holders of record of the Common Stock of the Corporation are eligible to participate in the Plan. A beneficial owner whose shares are registered in a name other than his own must first become a shareholder of record by having all or a part of such shares transferred into his own name in order to participate directly in the Plan. Alternatively, a beneficial owner can participate in the Plan indirectly by making arrangements with the shareholder of record to participate in the Plan on his behalf.

The Corporation reserves the right not to offer participation in the Plan to those holders of record who reside in jurisdictions which require (i) registration or qualification of the Common Stock to be issued pursuant to the Plan with the securities commission of that jurisdiction, or (ii) registration or qualification of the Corporation or the Transfer Agent, or any of their respective officers or employees, as a broker, dealer, salesman or agent.

V.            ENROLLMENT

A shareholder of record may enroll in the Plan at any time, unless (i) the Corporation or the Transfer Agent has reason to believe that such enrollment is not, at such time, permitted under the laws of the jurisdiction in which such shareholder resides or under the laws of the United States, or (ii) the Plan is suspended or terminated as hereinafter provided, by completing and signing an Authorization Form and returning it to the Transfer Agent. If an Authorization Form requesting reinvestment of dividends is received by the Transfer Agent on or before the close of business on the Record Date established for a particular dividend, reinvestment will commence with that dividend. If an Authorization Form is received from a shareholder after the close of business on the Record

Date established for a particular dividend, the reinvestment of dividends will begin on the Investment Date following the next Record Date if the shareholder is still a holder of record.

A shareholder who elects to enroll in the Plan may choose to participate with respect to some, but not all shares of Common Stock owned of record by that shareholder. Once a shareholder has enrolled in the Plan, his participation continues with respect to his participating shares until the earlier of: (i) receipt by the Transfer Agent of a written notice of termination from the shareholder, (ii) the shareholder ceasing to be a shareholder of record, or (iii) suspension or termination of the Plan or the Participant’s participation in the Plan by the Corporation.

VII.          PURCHASES

On each Investment Date, the Corporation will deliver to the Transfer Agent the total amount of dividends payable on each Participant’s shares of Common Stock enrolled in the Plan (including Plan Shares). Except as otherwise directed by the Corporation, the Transfer Agent shall use that amount for the purchase from the Corporation out of the Corporation’s authorized but unissued shares of Common Stock, a number of shares of Common Stock equal to the dividends payable on each Participant’s shares of Common Stock enrolled in the Plan (including Plan Shares) divided by the Fair Market Value of the Common Stock on the Investment Date. Each Participant’s account will be credited with the number of whole and fractional shares (calculated to three (3) decimal places) purchased on behalf of the Participant by the Transfer Agent. Participants will become record owners of shares purchased under the Plan as of the Investment Date.

VIII.        TEMPORARY CURTAILMENT OF PURCHASES OR SALES

Temporary curtailment or suspension of purchases or sales of shares may be made at any time when such purchases or sales would, in the judgment of the Corporation or the Transfer Agent, contravene or be restricted by applicable regulations, interpretations or orders of the Securities and Exchange Commission, or any other governmental commission, agency or instrumentality, of any court or securities exchange or of the National Association of Securities Dealers, Inc. Neither the Corporation nor the Transfer Agent shall be accountable or otherwise liable for failure to make purchases or sales at such times.

IX.           STOCK DIVIDENDS AND STOCK SPLITS

In the event of a stock split or stock dividend, shares to be issued in such stock split or stock dividend on Plan Shares will be credited to Participants’ Plan accounts on the basis of the whole or fractional shares held in each Plan account.

X.            COSTS

All brokerage commissions for purchases of Common Stock and costs of administration of the Plan will be borne by the Corporation; however, a reasonable service charge may be assessed at the time of a Participant’s withdrawal from the Plan or at any time a share certificate is requested by a Participant. Participants will be responsible for the entire tax liability associated with the payments of dividends on Plan Shares. Participants will be charged the full actual cost, including any brokerage commissions and transfer taxes, of all shares of Common Stock sold upon a Participant’s request from such Participant’s account.

XI.           REPORTS TO PARTICIPANTS

As soon as practicable after the end of each fiscal quarter of the Corporation, the Transfer Agent will forward to each Participant a quarterly stock ownership statement showing the number of shares purchased on behalf of the Participant pursuant to the Plan. In addition, each Participant will receive the following: (i) annually, Internal Revenue Service Form 1099-DIV; (ii) a copy of the prospectus filed with the Securities and Exchange Commission pursuant to which shares issued under the Plan are registered; and (iii) copies of all reports sent by the Corporation to its shareholders.

XII.         VOTING OF SHARES

Each Participant will receive proxy materials for the purpose of voting all whole shares owned of record by the Participant (both Plan Shares and non-Plan Shares) at each meeting of shareholders. Participants may also vote all shares owned by them of record (both Plan Shares and non-plan shares) by voting such shares in person at a meeting of shareholders.

XIII.        CERTIFICATES FOR SHARES

Certificates for any whole number of Plan Shares will be issued to Participants upon receipt by the Transfer Agent of a request in writing. A reasonable fee may be charged for each certificate requested. Certificates for fractional shares will not be issued under any circumstances.

Certificates will be issued to Participants upon withdrawal of Plan Shares or upon termination of participation in the Plan. Certificates will be registered in the name or names in which the Participant’s account is maintained.

A Participant may not pledge or assign shares held in the Plan. In order to pledge or assign Plan Shares, the Participant must request withdrawal of such Plan Shares from the Plan.

XIV.        TERMINATION AND WITHDRAWAL

A Participant may terminate his participation in the Plan at any time by giving written notice of termination to the Transfer Agent; however, any notice received after the close of business on a Record Date shall not be effective until dividends issued on the next Investment Date have been invested and credited to his account.  If the written notice of termination is received prior to the close of business on a Record Date, the dividend which would otherwise have been invested on the next Investment Date, and all subsequent dividends, will be paid in cash to the Participant. Any shareholder who has voluntarily terminated his Participation in the Plan may reenroll at any time by submitting a new Authorization Form to the Transfer Agent.

Within a reasonable time after termination, the Transfer Agent will deliver to the Participant (i) a certificate for all whole Plan Shares held under the Plan, (ii) a check for any uninvested dividends, and (iii) a check in lieu of the issuance of a fractional share equal to the fractional Plan Share multiplied by the Fair Market Value per share of the Common Stock on the date of termination. The Participant may be charged a reasonable fee for issuance of certificates.

If a Participant sells all shares of Common Stock registered in his name, including Plan Shares, the Transfer Agent will terminate his participation in the Plan as of the date that the most recent dividend on such shares was paid to the Participant. The transferee of the Participant’s shares must submit a new Authorization Form to the Transfer Agent and request Plan enrollment to participate in the Plan.

If a Participant who is reinvesting the cash dividends on part of the Common Stock registered in his name disposes of a portion of such shares, the Transfer Agent will continue to reinvest the dividends on the remainder of the shares designated by the Participant and on all Plan Shares credited to the Participant’s account under the Plan until the Transfer Agent is otherwise notified by the Participant in writing.

If a Participant disposes of all shares of Common Stock registered in his name other than Plan Shares, the Transfer Agent will, unless otherwise instructed by the Participant, continue to reinvest the dividends on the Plan Shares credited to the Participant’s account under the Plan. However, if a Participant has only a fractional share of Common Stock credited to his account under the Plan on the Record Date for any cash dividend on the Common Stock, the Corporation reserves the right not to reinvest any additional dividends on such fractional share and pay the Participant in cash for such fractional share and any dividend thereon. The cash payment for the fractional share will be based upon the Fair Market Value of the Common Stock for the business day prior to the date the Corporation elects to make such cash payment to the Participant.

On receipt by the Transfer Agent of proper notice of death or incompetency of a Participant, together with any other form or documentation as may be properly required by the Transfer Agent, such Participant’s participation in the Plan will be terminated by the Transfer Agent as if that Participant had withdrawn from the Plan.

XV.         SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN

The Corporation, in its sole discretion, may terminate a Participant’s individual participation in the Plan. The Corporation may also for any reason terminate, suspend or modify the Plan or any provisions of the Plan at any time without the approval of the Participants. Participants will be notified, by written notice, of any suspension, modification or termination of the Plan or of the termination of their participation in the Plan.

XVI.        INTERPRETATION OF THE PLAN

Any question of interpretation arising under the Plan will be determined by the Board of Directors of the Corporation pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, and such determination shall be final and binding on all Participants and the Transfer Agent.

XVII.       NOTICES

All communications with or notices to the Participants may be given by letter addressed to the Participant at the Participant’s last address of record with the Transfer Agent. The Transfer Agent agrees to give prompt written notice to the Corporation of any change of address.

All communications with or notices required to be given to the Transfer Agent should be addressed to:

Computershare Trust Company, Inc., Transfer Agent

350 Indiana Street, Suite 800

Golden, Colorado 80401

Additional Authorization Forms may be requested and inquiries made about the Plan by writing to the mailing address shown above or by calling the Corporation’s Investor Relations Department (903) 531-7220.

XVIII.     DUTIES AND RESPONSIBILITIES

Neither the Corporation nor the Transfer Agent shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein. Neither the Corporation nor the Transfer Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (i) with respect to the time or prices at which Common Stock is purchased or sold for a Participant’s account, or any inability to purchase or sell Common Stock, for any reason, (ii) for any fluctuation in the market value after purchase or sale of Common Stock, or (iii) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of his or her death.

XIX.        GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

XX.         NO TERMINATION BY OPERATION OF LAW

The delivery by a Participant of a signed Authorization Form to the Transfer Agent shall constitute an irrevocable appointment of the Transfer Agent as such Participant’s agent, which appointment can be terminated by terminating such Participant’s account in the manner provided in Article XIV. The authority conferred by the Authorization Form shall not be terminated by operation of law, whether by the death or incapacity of the Participant, the termination of any trust, the dissolution of any corporation or the occurrence of any other event.

XXI.        GENDER AND NUMBER

Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.